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                                                                  EXHIBIT 4.1

COMMON SHARES                                                   COMMON SHARES

                                    RGL
                        RIGEL PHARMACEUTICALS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              CUSIP 766559 10 8

                                           SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that                                     is the record holder of

              FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                        PAR VALUE $0.001 PER SHARE, OF
                         RIGEL PHARMACEUTICALS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be executed and attested to by the manual or facsimile signatures of its duly authorized officers, under a facsimile of its corporate seal to be affixed hereto.

Dated:

SENIOR VICE PRESIDENT, CHIEF OPERATING OFFICER,
CHIEF FINANCIAL OFFICER AND SECRETARY
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
Norwest Bank Minnesota, N.A.,
Transfer Agent
and Registrar

By:
Authorized Officer


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                        RIGEL PHARMACEUTICALS, INC.

Upon request the Corporation will furnish any holder of shares of Common Stock of the Corporation, without charge, with a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of any class or series of capital stock of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
         TEN COM  N        as tenants in common
         TEN ENT  N        as tenants by the entireties
         JT TEN   N        as joint tenants with right of
                           survivorship and not as tenants
                           in common

                  UNIF GIFT MIN ACT   N    ................ Custodian .........
                                    (Cust)                    (Minor)
                                    under Uniform Gifts to Minors
                                    Act .......................................
                                                     (State)
Additional abbreviations may also be used though not in the above list.
For value received,______________________ hereby sell, assign and transfer unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
             IDENTIFYING NUMBER OF ASSIGNEE





(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)




________________Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint__________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of
X
X

NOTICE
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed



By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.